UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   September 20, 2007

                             Del Laboratories, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                         001-05439                 13-1953103
--------------------------------------------------------------------------------
(State or Other Jurisdiction            (Commission              (IRS Employer
      of Incorporation)                 File Number)         Identification No.)

726 RexCorp Plaza, Uniondale, New York                             11556
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:   (516) 844-2020


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 20, 2007, the Del Laboratories, Inc. (the "Company") entered into Change in Control Agreements with Cary Newman, Executive Vice President of Global Operations and Shawn Smith, Senior Vice President and General Counsel (each, an "Executive"). Under the terms of these agreements, in the event of any termination of the employment of the Executive by the Company other than for cause or by the Executive for good reason, which termination occurs within twenty-four (24) months following a change in control of the Company, such Executive will be entitled to receive two years' base compensation, payable over a twenty-four (24)-month period and benefit continuation for a period of two years, commencing on the termination date. The agreements also provide that no duplicate severance payments shall be made under the Change in Control Agreements and any existing employment agreements between such Executive and the Company.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Change in Control Agreement between the Company and Cary Newman, dated as of September 20, 2007

10.2 Change in Control Agreement between the Company and Shawn Smith, dated as of September 20, 2007




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DEL LABORATORIES, INC.
                                       BY:  /S/ JOSEPH SINICROPI
                                       Joseph Sinicropi
                                       Executive Vice President and
                                       Chief Financial Officer

 Date:  September 24, 2007